UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2019

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	STML	Nasdaq Capital Market

Item 2.02.             Results of Operations and Financial Condition.

On May 10, 2019, Stemline Therapeutics, Inc. (the “Company”) issued a press release to provide a corporate update and to announce its financial results for the first quarter ended March 31, 2019. A copy of such press release is being furnished as Exhibit 99.1 to this report.

The Company’s senior management will host a conference call and live webcast on Friday, May 10, 2019 at 8:00 a.m. ET. The conference call can be accessed by dialing 1-800-667-5617 (domestic) or 1-334-323-0509 (international) and referring to conference ID 2090827. The live webcast can be accessed via the Company’s website (www.stemline.com) at the bottom of the “Investors & Media” section in the “News & Events” page. The webcast will be archived and made available for replay on the Company’s website shortly after the call.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by Stemline Therapeutics, Inc., dated May 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019	Stemline Therapeutics, Inc.
(Registrant)

	By	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer